Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

L3Harris Technologies Merger Successfully Completed; Board of Directors, Leadership and Organization Structure Announced

Highlights:
•	Global aerospace and defense technology leader with a broad portfolio of capabilities
•	Experienced Board and management team with proven track records
•	Four mission-focused segments serving government and commercial markets

MELBOURNE, Fla., July 1, 2019 — L3Harris Technologies (NYSE:LHX) today announced the successful completion of the all-stock merger between Harris Corporation and L3 Technologies on June 29, 2019. Headquartered in Melbourne, Florida, L3Harris is the sixth largest defense company in the U.S., and a top 10 defense company worldwide – with approximately $17 billion in revenue and 50,000 employees, including 20,000 engineers and scientists.

Shares of Harris common stock, which traded on the NYSE under the ticker symbol “HRS”, will begin trading today under the ticker symbol “LHX”. L3 Technologies (NYSE:LLL) shares ceased trading upon market close on June 28 and have converted into 1.3 L3Harris shares for each L3 share.

Board of Directors

L3Harris’ new Board of Directors consists of 12 members with a deep understanding of Harris and L3 businesses, a diverse mix of background, skills and experience, and a track record of driving long-term shareholder value. The L3Harris Board members, drawn equally from Harris and L3, are:

•	William M. Brown – Chairman and CEO, L3Harris
•	Christopher E. Kubasik – Vice Chairman, President and COO, L3Harris
•	Sallie B. Bailey – former EVP and CFO, Louisiana-Pacific
•	Peter. W. Chiarelli – General, U.S. Army (Retired)
•	Thomas A. Corcoran – former President and CEO, Allegheny Teledyne
•	Thomas A. Dattilo – former Chairman, CEO and President, Cooper Tire & Rubber
•	Roger B. Fradin – former Vice Chairman, Honeywell
•	Lewis Hay III – former Chairman and CEO, NextEra Energy
•	Lewis Kramer – retired Partner, Ernst & Young
•	Rita S. Lane – former Vice President, Operations, Apple
•	Robert B. Millard – Chairman, MIT Corporation
•	Lloyd W. Newton – General, U.S. Air Force (Retired)

Structure and Leadership

L3Harris has organized its operating businesses into four segments to best meet customers’ mission requirements and leverage the combined company’s broad technical capabilities:

•
Integrated Mission Systems — led by Sean Stackley, headquartered in Palm Bay, Florida, with approximately $4.9 billion in revenue. Includes intelligence, surveillance and reconnaissance; advanced electro optical and infrared solutions; and maritime power and navigation

•
Space and Airborne Systems — led by Ed Zoiss, headquartered in Palm Bay, Florida, with approximately $4.0 billion in revenue. Includes space payloads, sensors and full-mission solutions; classified intelligence and cyber defense; avionics; and electronic warfare

•
Communication Systems — led by Dana Mehnert, headquartered in Rochester, New York, with approximately $3.8 billion in revenue. Includes tactical communications; broadband communications; night vision; and public safety

•
Aviation Systems — led by Todd Gautier, headquartered in Arlington, Texas, with approximately $3.8 billion in revenue. Includes defense aviation products; security, detection and other commercial aviation products; air traffic management; and commercial and military pilot training

Executive officers in addition to Brown, Kubasik and the segment presidents include Jay Malave, SVP and Chief Financial Officer, and Scott Mikuen, SVP, General Counsel and Secretary.

“We’ve created an agile technology provider with the scale, resources and capabilities to provide affordable, innovative and rapidly fielded solutions to address our customers’ critical mission needs,” Brown said. “Each member of our Board and leadership team brings decades of experience, and I look forward to working with them to capture the targeted synergies and create significant value for our shareholders.”

“Our seasoned segment leaders and mission-focused operating structure will enable us to leverage our broad range of capabilities and complementary technologies to deliver advanced solutions and capture opportunities across multiple domains,” said Kubasik.

Leadership photographs and biographies are available on the company’s website. More information and additional segment details can be found here, and L3Harris intends to provide total company and segment guidance for 2H CY2019 and pro forma 1H CY2019 financial information in conjunction with reporting Harris’ Q4 and full year FY2019 results.

About L3Harris Technologies

L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across air, land, sea, space and cyber domains. L3Harris has approximately $17 billion in annual revenue and 50,000 employees, with customers in 130 countries. L3Harris.com.

Forward-Looking Statements

This press release contains forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this press release include but are not limited to: statements regarding scale, resources, capabilities, technologies and solutions of the company; capturing synergies; creating value for shareholders; capturing new opportunities; and providing guidance and pro forma financial information. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Factors that may impact the company's results and forward-looking statements may be disclosed in the company's filings with the SEC. L3Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Contacts:
Investor Relations:
Anurag Maheshwari, +1-321-727-9383
Anurag.Maheshwari@L3Harris.com

Media Relations:
Jim Burke, +1-321-727-9131
Jim.Burke@L3Harris.com